C O N T R A C T


of

Input of Electricity
into the Net of
TEAG Thueringer Energie AG


between


                    Umweltservice Europa GmbH
                    Sustainable Development International Inc.
                    124 Street Number 10240 Suite 208

                    Edmonton T5N 3W6
                    Alberta Canada

-following "Operating Company of Electricity Plant"-


and


                    TEAG Thueringer Energie AG
                    Schwerborner Strasse 30
                    Postfach 450

                    99009 Erfurt
                    Deutschland

-following named as "TEAG"-

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1.   Content of Contract

This contract defines the Sale and Revenue of electricity.

     1.1  Delivery of Electricity from the Operating Company of the
Electricity Plant to                    TEAG

     The Operating Company of the Electricity Plant offers the surplus of Electricity that is produced and not used in the Electricity Plant in
36460 Merkers to TEAG at the conditions of this contract.   Their own use
includes all energy needed in the industrial plants of the Operating
Company of the      Electricity Plant.

     The connecting plant of the TEAG terminates at transmission connection
point of the switchgear to    be confirmed after viewing and finalizing of
the technical concept.

     The ending point of the connecting plant is the point of Transfer.

     The Set up/Expansion/Change and Operation of the electrical Plants
behind the Transfer point (side    of the Operating Company), with the
exception of the Meter Equipment site, lies with the   Operating Company of
the Electricity Plant.

     Each Contract Partner is financially responsible for the upkeep of their own plants.

     Additional to the costs of building the connecting plant and the
necessary methods in the already   completed Net of the TEAG, does the
owner of the Operating Company of the Electricity Plant pay      a
connecting fee usually based on the conditions in the connecting agreement.

     The Operating Company of the Electricity Plant delivers Alternating
current of 110 000 Volt and   50 Hertz up to a maximum of 106 000 kW
(Delivery ability) at a cost of 0,97 inductive in the 110   kV-Net at the
Transfer point to the TEAG.

     Changes of Delivery ability or of the Energy carrier, require
Agreements, particularly about the      adaptation of the connecting plant
as well as the responsibility of costs.

     1.1.2     The TEAG includes the available electricity from the
Operating Company of the      Electricity Plant in its Net, that is
mentioned in the framework of this Contract.

     1.1.3     The Operating Company of the Electricity Plant consists at
the time of the conclusion of      this Contract of:

     Number of Aggregates - with each ...kW (Discussed Capacity) still has to be defined

     Changes of the above Electricity Plant can only happen in agreement with the TEAG. The Operating Company of the Electricity Plant commits to
coordinate these changes in a reasonable     timeframe - typically one year
before the realization of the changes- with the TEAG and to come to   an
agreement.

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     1.1.4     Delivery of Electricity to a third party by the Electricity
Plant is by this contract     not  allowed. The Delivery to a third party
has to be separately coordinated before the Delivery starts      with the
TEAG, so that the technical consequences of meter and net can be checked and necessary parts can be installed. The industrial plants of the
Electricity Plant is not subject to this part of the   contract.



     1.2  Purchase of Electricity of the Electricity Plant from the TEAG

     The Purchase of Electricity of the Electricity Plant from the TEAG is
to be agreed on separately of      this contract.


2.   The set up and operation of the Electricity Plant

     2.1  Set up, Maintenance and Operation of the Plants of Production,
Metering and   Distribution of Electricity as well as the connection to the
Net of the TEAG follows the   Guidelines and Regulations of the Verband
Deutscher Elektrotechniker (VDE) (the   Association of German Electrical
technicians) and the particular VDEW-Regulations to         the Parallel
operation "Technical Regulations Parallel operation of Plants that produce Electricity for their own use with the Middle voltage of the Electricity-
Supply-Organization      (EVU)". Additional to this have the regulations of
the TEAG to be followed upon the conclusion of    this contract.

     2.2  The Contract Partners commit to keep up and maintain their Plants
to prevent     disruptions from happening.

     2.3 The Operating Company of the Electricity Plant controls the Operation up until the point of Transfer according to point 1.1.1 of this contract as well as the functional efficiency of the Meter equipment and
communicates any technical faults immediately     according to the
Regulation to the   next TEAG-Office (see extra Page to Input contract -
Appendix 4).


3.   Disturbances and Regulate Downtime, Financial Responsibility

     3.1  The Contract partners commit to fix or repair any Disruptions,
Maintenance    Procedures or similar activities on the Plants, which would
require an interuption or     limitation of the Electricity Delivery in the
fastest time possible. TEAG has to be notified four    months before the
beginning of the Calendar year about all downtime of the Electricity Plant
as a      consequence of Revisions as well as start and duration.

     3.2  The Operating Company of the Electricity Plant has the obligation
- upon request      of the TEAG, to disconnect the Electricity Plant from
the Net in case of technical reasons.   The TEAG has the right to
disconnect the Electricity Plant immediately from the Net in case of Danger or Disturbance.

     3.3  The Net of Electricity Supply of the TEAG has a build in Short-
Disruption-    Protection. The Operating Company of the Electricity Plant
is responsible to protect his own Plants     from any damages that may
happen because of this device.

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     3.4  For Damages that the Contract Partners cause each other, created
through the    Interruption or irregular Supply of Electricity, will the
financial responsibility after closer   Clarification of the Point 4
"Conditions of the Supply of Electricity for Special-Contract-   Customers
from the TEAG Net" (Appendix 2) the reason as well as the amount be defined.

     In all other cases is the financial responsibility of the Contract
partners within the legal          Regulations in the accordance, that the
financial responsibility is limited to the replacement of the    direct
Damage. The financial responsibility for indirect Damages and their
Consequences, especially      for loss of profit, loss of Production,
Earnings and Use, is out of the question.
4.   Meter Equipment

     4.1  The Electricity delivered from the Electricity Plant to the TEAG
is on the side of   the  110 000 Volt measured through:

          1 Meter Cabinet for one Measurement-Distance with 1 registering
Measurement                   (will be defined at a later time)
          1 High voltage-Voltage changer
          1 High voltage-Electricity changer

     4.2  For the Meter equipment that TEAG provides has the Operating
Company of the      Electricity Plant to pay a monthly amount according to
the Meter-Price-Sheet an amount of      1,5 Percent of the particular Re-
Buy-Price. As well, the Operating Company of the Electricity Plant a Use-Amount for the Online-Data-Distance-Transmission, see Meter-Price-Sheet.
     The Meter-Price will be calculated using TEAG's existing billing
system.  The TEAG has the right    to adjust the Meter-Prices.

5.   Payment

     The TEAG pays for the Electricity, based on the agreed Input-Capacity
(Point 1 in this contract)    and according to point 4.1 of this contract.

     The payment for the Input of Electricity is a summary of the whole
year of the Price        (see in Price-Sheet) for the delivered
Electricity.

     The input of Electricity is subject according to the various High-
Charge and Low-Charge prices as    indicated on the Price-Sheet.

     High-Charge (HT) applies between Monday and Friday from 6.00 A.M. and
22.00 h (P.M.) and on    Saturdays from 6.00 A.M. and 13.00 h (P.M.). For
all other times, including statutory holidays in Thueringen (Germany) apply the Low-Charge (NT) Prices.

     The TEAG has the right to change the Time-Charges. The TEAG will communicate this to the Operating Company of the Electricity Plant in an appropriate timeframe.

     In the High-Charge times as mentioned above, the Electricity Plant commits to supply between 96 and 106 MW to the TEAG. If this input-capacity in the High-Charge times is not fulfilled, if the supply is lower than 96 MW, when possible and available, will the payment be according to the Low-Charge Price-Schedule. If the supply capacity is 20% under the 96
MW mark, will the   payment be according to the Minimum-Schedule on the
Price-Sheet.

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     In case of no input from the Electricity Plant in High-Charge Times and the TEAG must purchase the required Electricity from other sources to unfavorable conditions, the Electricity Plant pays the difference to the Price according to the High-Charge Times to the TEAG.

6. Adjustment to changes of the electricity-economical conditions of the TEAG

     If there are any changes electricity-economically for the TEAG within
the timeframe of this    contract or Price-Sheet changes happen, the TEAG
has the right to do an adjustment to the     contract as well as to the
Price-Schedule. The changes will be announced in writing 3 months in advance. As well the conditions in point 5 of this contract are to be followed.

     According to Input-Capacity, Input-Conditions and Competition-
Situation as well as changes in    Economical Situations, the TEAG has the
right to adjust the prices on a yearly basis on the 30th of      Payment

7.   Billing and Payment

     7.1  The billing year of the TEAG begins on the 1st of October and
ends on the 30th of      September. The TEAG has the right to change the
billing year.

     7.2  For the reading of the Meter equipment and billing of the
Electricity-Input are    following guidelines:

     The reading of the Meter equipment will be done at the end of each month by the TEAG. According to the Meters, the TEAG will be issued a
credit.  The credit will be accepted up      to 25 days after the last
month's calculation period.

     The TEAG is willing to agree on a different timeframe of reading the
Meter equipment and Billing   period, if so desired by the Operating
Company of the Electricity Plant.

     7.3  Should the Operating Company of the Electricity Plant decide to
discontinue their   supply to the TEAG, the company commits to communicate
this immediately to the TEAG.

8.   Start and Duration of Contract, Clause of exiting the Contract
Agreement

8.1  The Contract starts with the legal Signatures of both Contract
Partners, however   not before the start of operation of the Connection-
Plant or the start of operation of the Electricity Plant. The duration is
at first eight years till the end of the business year 31st of   December
2007. After that time, each extension of the Contract is 12 months, if the Contract is not canceled in writing three months prior to yearend.

The agreements of Supply, Purchase and Payment of Electricity according to point 1.1 and 6 will take place at the point of starting the operation of the Connection Plant as well as the Meter Equipment.

8.2 Should the TEAG receive an offer of a third party that would, after proving its viability, supply Electricity to a lower price and fulfill all other conditions, with a price difference of 3% during the time of Contract, the TEAG will, based on this offer, ask for new price negotiations with the Operating Company of the Electricity Plant. If the Operating Company of the Electricity Plant doesn't fulfill the new
conditions, after   adjusting the Contract, has the TEAG the right to
discontinue this contract with a three months notice.

8.3  Should the price adjustment according to the Competition situation as
well as the    changes at the time of the introduction of the Electricity
price-Index according to point 5        as well as changes according to
Appendix 1, point 3 not be recognized and not confirmed     from the
Electricity Plant and an adjustment of the contract does not take place,
has the   TEAG the right to discontinue this contract with a three months notice.

8.4 Should the Operating Company of the Electricity Plant close the Plant permanently, the contract will be ceased at the end of the month. The permanent closing of the Plant will be communicated - usually one year and
three months before actual close   down - to the TEAG.

8.5 If defects in the Electricity Plant are not taken care of by the Operating Company, even though the TEAG has asked for the correction, has
the TEAG the right to resign       from this Contract immediately.

8.6       In the case of cancellation of this contract, there will be no
possibility of working        with the Parallel operation of the
Electricity Plant and the TEAG Net.


9.   Place of legal Jurisdiction

9.1  The Place of Jurisdiction and Performance is the headquarters of TEAG,
except         in cases whereby an outside Court of Law has jurisdictional
precedent.  At the time of the     conclusion of this Contract it is Erfurt
(Germany)

9.2 Verbal Agreements have no validity; changes and additions of this contract must be done in written form.

10.  Other Regulations

The observance of the VDEW-Regulations to the Parallel operation "Technical Regulations Parallel operation of Plants that produce Electricity for their own use with the Middle voltage of the Electricity-Supply-Organization
(EVU)" and Appendix 1 as well as point 3 mentioned Regulation in times of disruptions, the scheduled downtimes including financial responsibility represent an important part of this contract, as long as the Contract doesn't define anything else for specific cases.

11.  General Clause

11.1 If individual Regulations of this Contract are ineffective or become ineffective, will all other Agreements still be in effect. The Contract Partners commit to update these agreements to benefit of both parties as
their situations change or improve.   For common errors in the Contract are
to be handled the same as above.

11.2 In case of Disagreement that is related to this Contract, the
appropriate Court of     Laws will represent the executive power in
situations, where there cannot be an amicable agreement between the two parties in a regular court of law.

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11.3 To ensure the appropriate Fulfillment of this Contract, the TEAG saves the ongoing data for electricity supply tariff base.

11.4 This Contract has two Copies, each Contract partner has one copy.

11.5 If arrangements of this Contract for its Effectiveness according to
the laws of    Competition-Restriction have to be registered with the
Cartel-Registry, the registration       will be done by TEAG. Any resulting
costs shall be borne by both parties equally.



 .........................................., the........................
Erfurt, December 2, 1998

Operating Company of the Electricity Plant                  TEAG Thueringer
Energie AG

Umweltservice Europa GmbH
Sustainable Development International Inc.


Appendix -
Index for the Contract of Input of Electricity

between

TEAG Thueringer Energie AG

and

Umweltservice Europa GmbH     (Sustainable Development International Inc.)



Appendix 1     -    Payment regulation and Price-Sheet

Appendix 2     -    Supply Conditions
               Conditions for the Supply of Electricity of  Special-
Contract-Clients form                   the TEAG Net

Appendix 3     -    VDEW-Regulations to Parallel operation
"Technical Regulations Parallel operation of Plants that produce
Electricity for their own use with the Middle voltage of the Electricity-Supply-Organization (EVU)"

Appendix 4     -    Extra Page: Announcements of Disruptions/Regulation

Appendix 5     -    Price-Sheet

Price-Sheet

for Input of Electricity from Power stations

on the basis of rational Energy-Usage

Payment Schedule (Updated: October 10, 1998)

High-Charge times (HT) Supply Commitment

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
January - March          Monday - Friday          6.00 - 22.00 h
8.0 Pf/kWh

April - June             Monday - Friday          6.00 -   7.00 h
5.5 Pf/kWh
                         7.00 - 19.00 h                8.0 Pf/kWh
                         19.00 - 22.00 h               5.5 Pf/kWh

July - September         Monday - Friday          6.00 -   7.00 h
5.5 Pf/kWh
                         7.00 - 16.00 h                8.0 Pf/kWh
                         16.00 - 22.00 h               5.5 Pf/kWh

October - December       Monday - Friday          6.00 - 22.00 h
8.0 Pf/kWh

Year round               Saturdays                6.00 - 13.00 h
4.2 Pf/kWh

Low-Charge times (NT)                                  4.2 Pf/kWh

Minimum Payment                                        3.0 Pf/kWh

3.   Sales Tax -

The listed prices are net prices; upon written confirmation of the calculation for the right of Sales Tax is presented, these prices will bear the Sales Tax (Goods- and Service Tax) in an amount to be the existing tax laws of Germany. Upon the issuance of the invoice of the sales tax to the Operating Company of the Electricity Plant, they shall be realized.



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